EXHIBIT 10.3.1
* Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
SECOND AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT
FOR N-ACETYLCYSTEINE
     THIS SECOND AMENDMENT (the “Second Amendment”) to that certain Manufacturing and Supply Agreement for N-Acetylcysteine, dated as of January 15, 2002 (the “Original Agreement”), as modified by that certain Novation Agreement, dated as of January 27, 2006 (the “Novation Agreement”), and as amended by that certain First Amendment to Manufacturing and Supply Agreement for N-Acetylcyesteine dated as of November 16, 2006 (the “First Amendment”) is entered into by and between CUMBERLAND PHARMACEUTICALS INC., a corporation organized and existing under the laws of Tennessee, United States (“CUMBERLAND”), and BIONICHE TEORANTA, a corporation organized and existing under the laws of Ireland (“BIONICHE”), and is effective as of March 25, 2008 (The Original Agreement, the Novation Agreement, and the First Amendment are collectively referred to herein as the “Agreement”). Capitalized terms used but not defined in this Second Amendment shall have the meanings that are set forth in the Agreement.
WITNESSETH:
     WHEREAS, BIONICHE is the assignee under the Agreement of BIONICHE PHARMA GROUP LIMITED, an Affiliate thereof.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representation and warranties contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.	Paragraph 1.18 defines TERRITORY as having the meaning set forth in Schedule III. Schedule III of the Agreement, and therefore the TERRITORY, is hereby amended and restated as follows:

The United States of America, Australia, New Zealand, Singapore, Malaysia, Hong Kong, China, Vietnam, Thailand, Taiwan, Korea, the Philippines and each of their territories and possessions on the Effective Date of this Second Amendment.

2.	Paragraph 5.6 is hereby amended by adding clause (d) as follows:
(d) Notwithstanding the foregoing, CUMBERLAND may establish a secondary supply arrangement with a third party. For Drug Product manufactured by a third party supplier for commercial sale by CUMBERLAND during the term of the Original Agreement, CUMBERLAND will pay BIONICHE at a rate of [***] CDN for each 30 mL vial of the Drug Product that CUMBERLAND purchases from such third party. Payment will be made by CUMBERLAND to BIONICHE within [***] days after the Drug Product is delivered by the third party and released for sale by CUMBERLAND.

3.	The following is hereby added to the end of Paragraph 2.7 of the existing Agreement:

In the event that CUMBERLAND arranges to sell Drug Product or have Drug Product sold in a region or market whose regulatory authority requires a unique label; or if CUMBERLAND contracts a third party to sell Drug Product, and this third party requires a unique label, then BIONICHE shall divide the Labeling of Drug Product in the applicable Purchase Order between the unique label and the usual and customary CUMBERLAND label in accordance with CUMBERLAND’s request. In such an event, CUMBERLAND will provide such unique label to BIONICHE and clearly identify the division of Drug Product between the two labels on any applicable Purchase Order.

Upon request by CUMBERLAND, BIONICHE will ship a whole or partial Order of the Drug Product to fulfill the commitments in a given region or market directly to a secondary distributor or to a third party or its identified distributor. In such an event, CUMBERLAND will identify on the applicable Purchase Order the requested shipment destination and any shipping instructions.
4.	In the section entitled “Pricing” in SCHEDULE I, the first paragraph is hereby amended and restated as follows:

Pursuant to Paragraph 2.10(a) of the Original Agreement, the price to be paid by CUMBERLAND to BIONICHE in the year 2008 for the Drug Products ordered from BIONICHE is as follows:
N-acetylcysteine 30 mL            Canadian            $[***]
Any price adjustment after 2008 shall be made in accordance with Paragraph 2.10(b)
5.	In the section entitled “Pricing” in SCHEDULE I, the first sentence of the fourth paragraph is hereby amended and restated as follows:

In addition, CUMBERLAND shall pay to BIONICHE a royalty equal to [***] percent ([***]%) of Net Sales (as defined herein) during each calendar year through December 31, 2010, and during the period thereafter ending January 23, 2011 on product manufactured by BIONICHE or by a 3rd party contractor for CUMBERLAND provided that CUMBERLAND shall pay BIONICHE such royalty on a quarterly basis within [***] days after the last day of the applicable calendar quarter.

6.	Miscellaneous.
(a) Authorization. Each party to this Second Amendment hereby represents and warrants that the execution, delivery and performance of this Second Amendment is within the powers of such party and has been duly authorized by the party, is in accordance with all applicable laws and regulations, and this Second Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.
(b) Effect of Second Amendment. Each party acknowledges that this Second Amendment constitutes a written instrument as contemplated by Paragraph 11.2 of the Agreement. Except as specifically amended above, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.
(c) Counterparts. This Second Amendment may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, and each of which shall be enforceable against the party actually executing such counterpart, and all of which shall together constitute one instrument.
(d) Titles and Subtitles. The titles and subtitles used in this Second Amendment are used for convenience only and are not to be considered in construing or interpreting this Second Amendment.
(e) Governing Law and Dispute Resolution. This Second Amendment shall be construed in accordance with the laws of the State of New York without regard to applicable conflicts of laws provisions and any dispute, controversy, or claim arising out of or relating to this Second Amendment shall be governed by the provisions of Paragraph 11.7 of the Agreement.
(f) Severability. Should any part of this Second Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

IN WITNESS WHEREOF, each of the undersigned has caused this Second Amendment to be effective as of the date first above written.

CUMBERLAND: CUMBERLAND PHARMACEUTICALS INC.
By:	/s/ A.J. Kazimi
	Name:	A. J. Kazimi
	Title:	Chief Executive Officer

Date: March 25, 2008

BIONICHE: BIONICHE TEORANTA
By:	/s/ George Zorich
	Name:	George S Zorich
	Title:	President, North American Operations

Date: April 1, 2008

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